EXHIBIT (q)(7)

POWER OF ATTORNEY

Scott E. Eston and Harriett Tee Taggart, as Trustees of the following trusts, each a Massachusetts business trust (the “Trust”), do hereby severally constitute and appoint Thomas E. Faust Jr., Maureen A. Gemma, Barbara E. Campbell or Deidre E. Walsh, or any of them, to be true, sufficient and lawful attorneys, or attorney, to sign for each of us, in the name of each of us in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Trusts listed below, in respect of shares of beneficial interest and other documents and papers relating thereto:

Eaton Vance Growth Trust	Eaton Vance National Municipal Opportunities Trust
Eaton Vance Investment Trust	Eaton Vance New York Municipal Bond Fund II
Eaton Vance Managed Income Term Trust	Eaton Vance New Jersey Municipal Bond Fund
Eaton Vance Municipals Trust	Eaton Vance New Jersey Municipal Income Trust
Eaton Vance Municipals Trust II	Eaton Vance New York Municipal Bond Fund
Eaton Vance Mutual Funds Trust	Eaton Vance New York Municipal Income Trust
Eaton Vance Series Trust	Eaton Vance Ohio Municipal Bond Fund
Eaton Vance Series Trust II	Eaton Vance Ohio Municipal Income Trust
Eaton Vance Special Investment Trust	Eaton Vance Pennsylvania Municipal Bond Fund
Eaton Vance Variable Trust	Eaton Vance Pennsylvania Municipal Income Trust
Eaton Vance California Municipal Bond Fund	Eaton Vance Risk-Managed Diversified Equity Income Fund
Eaton Vance California Municipal Bond Fund II	Eaton Vance Senior Floating-Rate Trust
Eaton Vance California Municipal Income Trust	Eaton Vance Senior Income Trust
Eaton Vance Enhanced Equity Income Fund	Eaton Vance Short Duration Diversified Income Fund
Eaton Vance Enhanced Equity Income Fund II	Eaton Vance Tax-Advantaged Bond and Option Strategies Fund
Eaton Vance Floating-Rate Income Trust	Eaton Vance Tax-Advantaged Dividend Income Fund
Eaton Vance Limited Duration Income Fund	Eaton Vance Tax-Advantaged Global Dividend Income Fund
Eaton Vance Massachusetts Municipal Bond Fund	Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund
Eaton Vance Massachusetts Municipal Income Trust	Eaton Vance Tax-Managed Buy-Write Income Fund
Eaton Vance Michigan Municipal Bond Fund	Eaton Vance Tax-Managed Buy-Write Opportunities Fund
Eaton Vance Michigan Municipal Income Trust	Eaton Vance Tax-Managed Diversified Equity Income Fund
Eaton Vance Municipal Bond Fund	Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund
Eaton Vance Municipal Bond Fund II	Eaton Vance Tax-Managed Global Diversified Equity Income Fund
Eaton Vance Municipal Income Trust

     IN WITNESS WHEREOF We have hereunto set our hands on the date set opposite our respective signatures.

Signature	Title	Date

/s/ Scott E. Eston	Trustee	October 17, 2011
Scott E. Eston

/s/ Harriett Tee Taggart	Trustee	October 17, 2011
Harriett Tee Taggart